UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2017
INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)
(703) 488-6100
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2017, the Compensation Committee of Intersections Inc. (the "Company") approved grants of long-term incentive awards under the Company's 2014 Stock Incentive Plan, as amended, to the named executive officers as set forth below:

Name	Stock Options	RSU Awards
Michael R. Stanfield	1,250,000	360,000
Johan J. Roets	420,000	120,000
Ronald L. Barden	--	80,000

The stock options and time-based restricted stock units shall vest in full on January 2, 2019, subject to acceleration under certain circumstances.  The stock options have an exercise price equal to $4.35 per share, which is equal to the fair market value of the shares on the close of business on June 16, 2017, and shall only be exercisable on a "net exercise" basis.
In addition, on June 16, 2017, the Compensation Committee of the Company approved supplemental cash payments to the named executive officers payable over a 6-month period in 2017 in various installments, in the following amounts: Mr. Stanfield—$200,000; Mr. Roets—$300,000 and Mr. Barden—$100,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 21, 2017

INTERSECTIONS INC.

By:	/s/ Ronald Barden
	Name:	Ronald Barden
	Title:	Chief Financial Officer